We hereby consent to the incorporation by reference in the Registration Statement No. 333-64317 and 333-64319 each on Form S-8, and in the Annual Report on Form 10-K of Shore Bancshares, Inc., for the year ended December 31, 2000, of our report dated January 19, 2001, relating to the consolidated financial statements of Shore Bancshares, Inc.



                                                     /S/ Stegman and Company
                                                     -----------------------
Baltimore, Maryland
March 27, 2001